DISTRIBUTORSHIP AGREEMENT
                            -------------------------


                  DISTRIBUTORSHIP AGREEMENT (the "Agreement"), made and entered into as of the -- day of April, 2004 by and among TAJIMA INDUSTRIES LTD., a corporation formed under the laws of Japan, maintaining its principal place of business at 19-22 Shirakabe 3-chome, Higaski-ku, Nagoya 461, Japan ("TAJIMA"), TAJIMA USA, INC., a corporation formed under the laws of the State of Delaware, maintaining its principal place of business at 141 Remington Boulevard, Ronkonkoma, New York 11779 ("TUI"), TAJIMA AMERICA CORP., a corporation formed under the laws of the State of New Jersey, maintaining its principal place of business at 550 Commerce Street, Franklin Lakes, New Jersey 07417 ("TAC"), and HIRSCH INTERNATIONAL CORP., a corporation formed under the laws of the State of Delaware, maintaining its principal place of business at 200 Wireless Blvd., Hauppauge, New York 11788, U.S.A. (the "DISTRIBUTOR").

                  WHEREAS, TAJIMA sells certain embroidery machines ("Machines") manufactured by Tokai Industrial Sewing Machine Co., Ltd. ("Tokai") and TUI and integral component parts for such Machines through TAC;

                  WHEREAS, DISTRIBUTOR has substantial technical expertise and marketing know-how with respect to the distribution of embroidery machines;

                  WHEREAS, DISTRIBUTOR desires to be appointed as a distributor for the sale of Machines and integral component parts therefor and TAJIMA is willing to appoint DISTRIBUTOR to sell such Machines and parts within a stated territory; and

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

1. GRANT OF R1GHTS.

         1.1. (a) During the Term, the DISTRIBUTOR shall have the non-exclusive right to sell the Machines listed in Schedule 1.1 - Products ("PRODUCTS") within the territory listed in Schedule 1.1 - Territory ("Territory").

              (b) DISTRIBUTOR shall not have the right to sell and/or distribute the PRODUCTS, either directly or indirectly, in any area other than the Territory.

              (c) As used herein, PRODUCTS shall include only Machines bearing the TAJIMA brand-name and shall include both new and used Machines and PRODUCTS.

         1.2. As used herein, "the Term" shall mean the period February 21, 2004 through February 20, 2005 (unless sooner terminated pursuant to the further provisions of this Agreement).

         1.3. The grant of rights pursuant to this Agreement does not extend to or include specially made machines or PRODUCTS used for industrial and non-traditional embroidery applications, such as PRODUCTS which are used to apply carbon fiber in the manufacture of aircraft components or which are used to attach wire in automotive heating seating production. TAJIMA reserves the right to sell PRODUCTS employed in industrial and non-traditional embroidery applications within the Territories, either directly or through a separate distributor. This in no way changes or eliminates any right Hirsch has or might have under any patents it currently owns.

          1.4. Anything contained herein to the contrary notwithstanding, for the state of California only, the DISTRIBUTOR may sell Large Machines listed in
Schedule 1.1 only to customers to whom the DISTRIBUTOR has previously sold a Small Machine listed in Schedule 1.1.

2.       DISTRIBUTION AND RESPONSIBILITIES

         2.1 During the Term, DISTRIBUTOR shall sell and distribute PRODUCTS in accordance with the terms and provisions of this Agreement.

         2.2 (a) Except as hereinafter provided, during the Term, TAJIMA shall not directly or indirectly sell or distribute PRODUCTS to customers in the Territory. Notwithstanding the foregoing, DISTRIBUTOR acknowledges that there are legal and practical restrictions on TAJIMA'S ability to prevent the resale of PRODUCTS into the Territory by others. Accordingly, TAJIMA shall not be liable to DISTRIBUTOR for any commission, compensation or other payment or for any damage or loss suffered by DISTRIBUTOR whatever arising out of or in connection with any sales or shipments of PRODUCTS by a distributor, customer, or other person or firm unless such sales or shipments (to a customer) shall have been expressly and knowingly authorized by TAJIMA.

                          (i) In the event of a violation of the grant of
                   territorial exclusivity in this Agreement by another distributor with which TAJIMA is in privity of contract, TAJIMA shall use its reasonable best efforts to cause such offending distributor to pay to it an amount equal to 30% of the retail selling price of all PRODUCTS so sold by the offending distributor and shall remit such sums collected from the offending distributor to the DISTRIBUTOR, or TAJIMA may arrange for direct payment from the offending distributor to the DISTRIBUTOR. The foregoing notwithstanding, TAJ1MA shall have no obligation to commence an action against or withhold shipment from an offending distributor. The foregoing remedy is not intended to be exclusive.

              (b) Nothing herein and no subsequent course of action shall be, or deemed, a guaranty by TAJIMA to sell or otherwise provide a minimum quantity of PRODUCTS or allocate the mix of PRODUCTS requested in any of the DISTRIBUTOR'S purchase orders, it being understood and agreed that TAJIMA may accept in whole or any part of DISTRIBUTOR'S purchase orders and allocate PRODUCTS in TAJIMA'S good faith discretion in accordance with TAJIMA's general business interests.

              (c) DISTRIBUTOR shall use its best efforts to promote the maximum sale and distribution of the PRODUCTS within the Territory, and shall devote such time as is necessary for effective promotion of the PRODUCTS. In connection therewith, DISTRIBUTOR shall maintain an active and effective commercial organization designed to maximize sales of the PRODUCT.

         2.3. (a) During the Term, DISTRIBUTOR shall not directly, indirectly or in conjunction with any third party, solicit orders for, distribute, sell or manufacture, products of any type which are competitive with the PRODUCTS, or assist, inspire, or promote others in such activities.

              (b) Neither the DISTRIBUTOR nor any of its officers, directors, or employees shall own, directly or indirectly, any interest in an entity which competes with TAJIMA, TUI or TAC, or which sells competing PRODUCTS.

              (c) During the Term, DISTRIBUTOR shall buy Repair Parts for PRODUCTS exclusively from TAC. The DISTRIBUTOR shall sell only Repair Parts bought from TAC to their customers. As used herein, "Repair Parts" shall include all parts that are used in or in connection with the PRODUCTS.

              (d) DISTRIBUTOR shall supply TAJIMA original hoops with new machines.

3.       EXPORT CONTROLS

          3.1 DISTRIBUTOR agrees to fully comply with export control laws and regulations of the United States and Japanese Governments with respect to the resale of any disposition of PRODUCTS and the printed commercial and technical data and information supplied by TAJ1MA. Accordingly, DISTRIBUTOR agrees that all technical data, software, or other information or assistance (other than publicly available information), furnished by TAJIMA and any product thereof, shall not be re-exported by the DISTRIBUTOR, or its authorized transferees, if any, directly or indirectly from the Territory unless explicitly permitted by the United States and Japanese export control laws and regulations. The obligations of the DISTRIBUTOR shall survive any satisfaction, expiration, termination or discharge of contract obligations.

4.        PRODUCT DELETIONS

          4.1 Irrespective of any general contractual commitment by DISTRIBUTOR to any of its customers to furnish PRODUCTS and/or PARTS on a continuing basis, TAJIMA from time to time may modify this Agreement by deleting therefrom any PRODUCTS and/or PARTS which TAJIMA has discontinued. After the effective date of such deletion of such PRODUCTS and/or PARTS, TAJIMA shall be under no obligation to deliver any such PRODUCTS and/or PARTS to DISTRIBUTOR except for existing orders placed by DISTRIBUTOR and accepted by TAJIMA prior to the giving of such notice. TAJIMA shall give DISTRIBUTOR (6) six months notice of its intention to discontinue any PRODUCT.

5.       MARKETING & INVENTORY

          5.1 In furtherance of the duties and obligations of DISTRIBUTOR under this Agreement, during the Term, DISTRIBUTOR shall use its best efforts to: (i) promote diligently the sale and distribution of PRODUCTS to customers; (ii) meet and satisfy timely and fully all obligations of DISTRIBUTOR under this Agreement; and (iii) provide customers with satisfactory service.

          5.2 (a) DISTRIBUTOR shall furnish TAJIMA with the following (and with such other information or forms as TAJIMA may reasonably request from time to time, including, without limitation, similar forms from any of DISTRIBUTOR'S customers):

                          (i) not later than thirty (30) days after the end of
                   each calendar month, a detailed report setting forth all PRODUCT sales during the prior month. The report shall contain model, quantity, and state where the PRODUCT was sold. If installation reports are not filed with TAC within a timely manner, an additional report stating separately for each customer, the customer's name, address, the PRODUCT purchased, and the serial numbers of the PRODUCT purchased will be supplied;

                          (ii) not later than thirty (30) days after the end of
                   each month, monthly reports setting forth (by product code and unit) PRODUCTS held in inventory by DISTRIBUTOR as of the end of such monthly period; and

                           (iii) upon request of TAJIMA, copies of DISTRIBUTOR's
                   invoices to customers, as requested.

              (b) DISTRIBUTOR shall use its best efforts to assure that all customers are fully informed and properly trained with respect to the sale, merchandising and operation of PRODUCTS.

              (c) DISTRIBUTOR shall carry a sufficient supply and selection of PRODUCTS to satisfy the reasonable demands of customers in the Territory.

              (d) DISTRIBUTOR shall, at its sole expense, comply with all laws, ordinances, rules, and regulations (including, without limitation, those pertaining to health, sanitation, fair trade or consumer protection), obtain all licenses and permits required by, and pay all taxes, fees, charges, and assessments imposed or enacted by, any governmental authority and shall not take any action which will cause TAJIMA to be in violation of any law of any jurisdiction in the Territory or the United States including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control laws and the U.S. Anti-Boycott laws.

          5.3 DISTRIBUTOR acknowledges that TAJIMA or its affiliates may conduct local, national and/or international advertising campaigns.

          5.4 During the Term, DISTRIBUTOR shall achieve the minimum sales quantities set forth in the Schedule 5.4 attached hereto ("Minimum Sales").

6.      PURCHASING; PRICING AND PAYMENT

          6.1 (a) All PRODUCTS to be distributed by DISTRIBUTOR during the Term shall be purchased by DISTRIBUTOR from TAC, TUI or, with TAC's prior approval, other authorized Tajima Distributors, and no PRODUCTS shall be purchased from any other source whatsoever without TAJIMA's prior written consent.

              (b) TAJIMA, TAC, and TUI shall not be bound by and shall not be deemed to have agreed to any terms and conditions included in purchase orders submitted by the DISTRIBUTOR.

          6.2 The prices to be charged to DISTRIBUTOR for each PRODUCT purchased hereunder shall be established by TAJIMA.

          6.3 (a) DISTRIBUTOR shall make payment for PRODUCTS and PARTS as set forth in Schedule 6.3; provided, however, that TAJIMA shall have the right to change the payment and credit terms set forth in Schedule 6.3 in the event that the DISTRIBUTOR fails to make payments when due. In the event that TAJIMA intends to change payment terms as a consequence of the DISTRIBUTOR'S failure to make payments when due, TAJIMA shall notify the DISTRIBUTOR in writing of its plans and the DISTRIBUTOR shall have 30 days within which to cure its default by paying all outstanding sums owed. The foregoing notwithstanding, TAJIMA shall have the right to change payment terms without further notice and without giving the DISTRIBUTOR an opportunity to cure its default in the event of "repeated defaults" by the DISTRIBUTOR. (As used herein, the DISTRIBUTOR shall have made "repeated defaults" if it fails to make payments when due on three invoices or statements.)

              (b) The DISTRIBUTOR shall pay TAJIMA a charge of 1.5% per month on all late payments.

          6.4 Anything contained herein to the contrary notwithstanding, TAJIMA shall have no obligation to sell PRODUCTS to DISTRIBUTOR unless DISTRIBUTOR complies with TAJIMA's credit requirements. In its sole discretion, TAJIMA may require that the DISTRIBUTOR deliver a standby letter of credit or the like, which letter of credit shall be issued by a bank acceptable to TAJIMA and which letter of credit may be presented for payment by TAJIMA at such location in or outside of the United States as TAJIMA may designate.

          6.5 TAJIMA shall ship products C.I.F. port of entry ("the Port"). Title and risk of loss shall pass to DISTRIBUTOR when PRODUCTS are delivered to the Port agreed upon by TAJIMA and DISTRIBUTOR. TAJIMA's responsibility for damage to PRODUCTS shall cease when the PRODUCTS have been delivered to the Port.

7.      WARRANTY

          7.1 (a) TAJIMA warrants the PRODUCTS against defective material and workmanship for a period of two (2) years from the date such PRODUCTS are shipped from Japan (the shipping date shall be determined by the Bill of Lading date). The obligations of TAJIMA under this warranty shall be limited to the repair or replacement, at TAJIMA's option, of any PARTS in the PRODUCTS which are found defective of which TAJIMA is timely advised by DISTRIBUTOR within the two (2) year warranty period as provided in this paragraph (a). The repair or replacement of defective PARTS shall be at TAJIMA's expense, except that the DISTRIBUTOR or customer shall have the obligation to return such defective PARTS to TAC or TUT, as directed, freight pre-paid, and the DISTRIBUTOR shall have the obligation to re-install any repaired or replaced PARTS.

              (b) The warranty set forth in this Paragraph 7.1 is contingent upon proper use in the application for which the PRODUCTS are intended and shall be void as to any PRODUCTS which have been: (1) modified or altered; (ii) subjected to negligence, misuse, accident, or unusual physical stress; or (iii) used in contravention of the procedures, instructions, recommendations, and warning specified in the TAJIMA's operations manual or otherwise by TAJIMA.

              (c) TAJIMA, TUI and TAC make no warranties, express or implied as to the merchantability or the fitness for any particular use of any products sold hereunder and shall not be liable for any loss or damage, directly or indirectly, arising from the use of such products or for consequential damages.

              (d) DISTRIBUTOR acknowledges that except as set forth in this Paragraph 7.1, neither TAJIMA nor any other person has made, and DISTRIBUTOR has not relied upon, any warranty or representation, express or implied. DISTRIBUTOR'S exclusive remedy with respect to defective PRODUCTS, if any, shall be the return of such PRODUCTS for repayment of the purchase price therefore, or the repair or replacement of such PRODUCTS, in TAJIMA's sole discretion.

              (e) Anything contained herein to the contrary notwithstanding, TAJIMA's warranty obligations as hereinbefore set forth shall be unenforceable, void and of no force and effect in the event that the DISTRIBUTOR fails to register the PRODUCT with TAC within a reasonable period of time following the installation of the PRODUCT for the DISTRIBUTOR'S customer.

8.      PRODUCT LIABILITY INSURANCE

          8.1 DISTRIBUTOR shall maintain in full force and effect commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, with minimum limits of no less than two million dollars (US $2,000,000.00) per occurrence, and naming TAJIMA, TAC and TUI as additional insureds. Such insurance shall be primary and not contributory. DISTRIBUTOR shall deliver to TAJIMA a certificate or certificates of insurance evidencing satisfactory coverage and indicating that TAJIMA shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage. DISTRIBUTOR'S insurance shall be carried by an insurer with a BEST Guide rating of B + VII or better.

9.      REPORTS

        9.1 In order to facilitate proper planning and production by TAJIMA, in addition to the reports required pursuant to paragraph 5 above, DISTRIBUTOR shall submit a written report to TAJIMA when requested by TAJIMA describing the latest market conditions and trends in the Territory, and such other market and customer information as TAJIMA may request.

10.     PROMOTION

       10.1 DISTRIBUTOR shall carry out advertising and promotional activities for the PRODUCTS within the Territory to an extent and in a manner that is customary in the trade (or as TAJIMA shall otherwise reasonably specify) in order to promote sales of the PRODUCTS effectively. All costs and expenses associated with such advertising and promotional activities, including, without limitation, costs and expenses relating to consultants, mailings, preparation of samples, and customer solicitations and contacts, shall be borne by DISTRIBUTOR. Standard TAJIMA product brochures shall be supplied by TAJIMA at no charge to the DISTRIBUTOR.

11. INTELLECTUAL PROPERTY

       11.1 TAJIMA grants to the DISTRIBUTOR the non-exclusive right to use the trademarks listed in Schedule 11.1 (the "TRADEMARKS") in the Territory in connection with the promotion, marketing, advertising, and selling of the PRODUCTS, including the right to use the TRADEMARKS on the DISTRIBUTOR'S web-site, stationary, catalogues, leaflets, posters and other advertising material. DISTRIBUTOR shall market the PRODUCTS using the TRADEMARKS; provided, however, that DISTRIBUTOR shall not use the TRADEMARKS or the "TAJIMA" name as part of a corporate or business name or internet URL domain name.

       11.2 DISTRIBUTOR acknowledges that the TRADEMARKS have acquired a valuable secondary meaning and goodwill in the minds of the trade and the public and that goods, including PRODUCTS, bearing the TRADEMARKS have acquired a reputation for high quality and style. DISTRIBUTOR acknowledges that it is not the owner of any right, title or interest in and to the TRADEMARKS in any form or embodiment thereof, and it is not the owner of the goodwill attached to the TRADEMARKS in connection with the business and goods in relation to which the same has been and may in the future be used and shall not acquire any such right, title or interest in the TRADEMARKS, except the right to use them in connection with the promoting, marketing, advertising, and selling of the PRODUCTS. Upon expiration of this Agreement or its earlier termination, for whatever cause, the DISTRIBUTOR shall immediately cease making any representation that DISTRIBUTOR is an authorized TAJIMA Distributor and shall immediately cease and abandon any use of the TRADEMARKS.

       11.3 (a) Nothing contained in this Agreement, nor the appointment of the DISTRIBUTOR, nor or the sale to the DISTRIBUTOR of the PRODUCTS, shall constitute or be deemed to constitute a grant to the DISTRIBUTOR of any intellectual property rights with respect to the PRODUCTS.

              (b) During the Term and thereafter, DISTRIBUTOR shall not acquire a registration or file and prosecute a trademark application or applications to register the TRADEMARKS for any items or services, including PRODUCTS, anywhere in the world.

       11.4 To the extent any rights in and to the TRADEMARKS are deemed to accrue to DISTRIBUTOR pursuant to this Agreement or otherwise, DISTRIBUTOR hereby assigns any and all such rights, at such time as they may be deemed to accrue, to TAJIMA. DISTRIBUTOR shall execute any and all documents and instruments required by TAJIMA, which TAJIMA may deem necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

          11.5 Anything contained herein to the contrary not withstanding, TAJIMA shall have the right to terminate the DISTRIBUTOR'S right to use the TRADEMARKS in the event of any misuse or misapplication of such TRADEMARKS by the DISTRIBUTOR or in the exercise of TAJIMA's reasonable judgment.

          11.6 DISTRIBUTOR agrees to take all reasonable steps to protect the TRADEMARKS. In the event that DISTRIBUTOR becomes aware that any person (the "INFRINGER") is engaging in any activity which infringes the TRADEMARKS, the DISTRIBUTOR shall promptly notify TAJIMA, of the details of such sales or activities and the identity of the INFRINGER. Thereafter, should TAJIMA, in its sole discretion, decide to institute an infringement action against the INFRINGER in any court, the DISTRIBUTOR shall cooperate with TAJIMA, in the prosecution of such litigation. TAJIMA will, at its own cost and expense, bring and prosecute such suits it deems necessary to enforce its rights. However, in all such circumstances DISTRIBUTOR shall remain obliged to continue its obligations under this Agreement, including but not limited to the timely and regular payment of the agreed upon selling prices.

          11.7 In the event of a legal cause of action under this section, DISTRIBUTOR shall make diligent and full faith efforts in cooperation with TAJIMA to reduce the royalties, damages, costs, fees and/or expenses involved. Such efforts include, but are not limited to, promptly furnishing to TAJ1MA all data, documents, records and other assistance within the knowledge or possession of DISTRIBUTOR.

          11.8 DISTRIBUTOR shall not: (i) challenge the validity or ownership of the TRADEMARKS or any application for registration thereof, or any trademark registrations thereof in any jurisdiction; or (ii) contest the fact that DISTRIBUTOR's rights under this Agreement are solely those provided for herein and shall terminate upon the termination of this Agreement.

          11.9 The provisions of this Section 11 shall survive the termination or expiration of this Agreement

12.      TERMINATION

          12.1 In the event that any default shall be committed by either of the parties hereto in the performance of its obligations hereunder, the party suffering from such default shall notify the offending party of such default in writing and shall demand correction. If such default is not corrected within thirty (30) days from the date of notification thereof, the suffering party shall have the right to terminate this Agreement by a written notification to that effect to the offending party.

          12.2 (a) Should any material change occur in the current shareholders, directors, or officers of DISTRIBUTOR, or should there occur any direct or indirect change in control of DISTRIBUTOR, TAJIMA shall have the right at its discretion to determine such change to constitute a material breach hereof, and notwithstanding the generality provided in the foregoing paragraph may forthwith terminate this Agreement by a notice to DISTRIBUTOR in writing.

              (b) In amplification, but not limitation, of the provisions of subparagraph (a), TAJIMA shall have the right to terminate this Agreement in the event that Henry Arnberg shall cease to be the Chairman of the Board of Directors or the CEO of the DISTRIBUTOR.

         12.3 Anything contained herein to the contrary notwithstanding, TAJIMA may terminate this Agreement or terminate the exclusivity granted hereunder by providing written notice to DISTRIBUTOR in the event that DISTRIBUTOR fails to achieve the Minimum Orders.

          12.4 In the event that TAJIMA issues notice to terminate this Agreement, TAJIMA shall repurchase the PRODUCTS which have been shipped (the shipping date shall be determined by the Bill of Lading date) from Japan within 365 days prior to the date of said notice, at the price at which the PRODUCTS were sold to DISTRIBUTOR. TAJIMA's obligation to repurchase the PRODUCTS hereunder shall only apply to unused, salable PRODUCTS that have not been altered or damaged in any way. Additionally, in such event, any or all purchase orders outstanding from DISTRIBUTOR may be cancelled or completed at TAJIMA's option.

          12.5 Upon the expiration or earlier termination of this Agreement for any cause whatsoever, DISTRIBUTOR agrees to return to TAJIMA all advertising and promotional materials, price lists, technical documents, documents outlining terms and conditions of sale, and any other information embodied in tangible form in the possession of DISTRIBUTOR, including but not limited to confidential materials which had been provided by TAJIMA.

          12.6 From and after the date of termination of this Agreement (the "Termination Date"), DISTRIBUTOR: (i) shall not, without TAJIMA's permission, sell or distribute (or otherwise market) any PRODUCTS that are not subject to Customer orders and shall not use the TRADEMARKS or any logo, mark or symbol used in connection therewith, or any name, logo, mark or symbol confusingly similar thereto; (ii) shall execute and deliver to TAJIMA (or TAJIMA's designee) any and all documents and take any and all other actions requested by TAJIMA, to confirm TAJIMA's and/or its designee's right, to the exclusion of DISTRIBUTOR, to market the PRODUCTS in the Territory (including, without limitation, the transfer of any and all permits and licenses); and (iii) shall notify TAJIMA as to the inventory of PRODUCTS in its possession or control which are not subject to orders, and shall supply such other information as TAJIMA may request with respect to its inventory of PRODUCTS on hand and in transit.

          12.7 DISTRIBUTOR shall not be entitled to, and hereby waives any right it may have to, make any claim for damages, losses, or compensation arising from an expectancy of continuation of this Agreement or the distributorship created hereby.

          12.8 This Agreement may be terminated immediately upon notice from TAJIMA if: (a) DISTRIBUTOR fails to pay its debts to TUI, TAC, or Tajima as and when the same becomes due; (b) a petition in bankruptcy is filed by or against the DISTRIBUTOR; (c) DISTRIBUTOR makes an assignment for the benefit of DISTRIBUTOR'S creditors; (d) DISTRIBUTOR makes any extraordinary arrangement with its creditors; (e) DISTRIBUTOR is subject to the insolvency or appointment of a receiver for DISTRIBUTOR which is not cured in thirty (30) days; (f) DISTRIBUTOR fails to perform its covenants hereunder after ten (10) days prior written notice to cure and DISTRIBUTOR does not in fact cure within such ten
(10) day period; (g) DISTRIBUTOR sells PRODUCTS outside of the territory; (h) DISTRIBUTOR or its shareholders or principal officers have an ownership interest in any entity that competes with TAJIMA, TUI or TAC, or which sells competing PRODUCTS; (i) DISTRIBUTOR is convicted of any crime in any jurisdiction which adversely reflects on TAJIMA; (j) DISTRIBUTOR is subject to liquidation, dissolution or corporate reorganization; or (k) any of the reports or forms which DISTRIBUTOR submits to TAJIMA are found to be false or fraudulent.

13.      REPRESENTATIONS AND WARRANTIES

          13.1 DISTRIBUTOR represents and warrants to TAJIMA that DISTRIBUTOR has the full right, power and authority to execute and deliver this Agreement, and perform fully and in accordance with all of the terms hereof, and the performance by DISTRIBUTOR of all of its obligations and covenants hereunder shall not violate any agreement or other instrument to which DISTRIBUTOR is a party or by which DISTRIBUTOR or any of its property may be bound.

          13.2 TAJIMA represents and warrants to DISTRIBUTOR that TAJIMA has the full right, power and authority to execute and deliver this Agreement, and perform fully and in accordance with all of the terms hereof, and the performance by TAJIMA of all of its obligations and covenants hereunder shall not violate any agreement or other instrument to which TAJIMA is a party or by which TAJIMA or any of its property may be bound.

14.       CONFIDENTIALITY

          14.1 Each of the parties hereto shall treat and maintain as confidential all material and information provided by the other parties pursuant to this Agreement, and each party shall use its best efforts to cause all shareholders, directors, officers, employees, and agents of such party to keep such materials and information confidential.

          14.2 The materials and information to be kept confidential pursuant to provisions of the foregoing paragraph shall include, without limitation, any and all data concerning assembly, operations, technical drawings, financial and specific pricing information between the parties to this Agreement. Such information shall remain the exclusive property of TAJIMA, shall not be used, copied or reproduced by DISTRIBUTOR without the consent of TAJIMA, and shall be protected at least to the same extent that DISTRIBUTOR protects its own strictly confidential information.

          14.3 DISTRIBUTOR agrees that it will enter into a separate Confidentiality Agreement with TAJIMA if and when requested by TAJIMA during the term of this Agreement.

          14.4. The obligations set forth in this Section 14 shall survive any termination of this Agreement.

15.      LIMITATION OF LIABILITY

         15.1 TAJIMA'S responsibilities are limited to what is expressly set forth in this Agreement. TAJIMA shall not be liable for any indirect and/or consequential damages and for punitive and special damages.

16.      MISCELLANEOUS.

         16.1 DISTRIBUTOR is an independent contractor, and shall not hold itself out as, or be deemed to be, an employee, agent, partner or joint venturer of TAJIMA, DISTRIBUTOR's authority shall be limited to the matters expressly set forth in this Agreement. DISTRIBUTOR shall have no right or power to enter into any agreement or commitment in the name or on behalf of, or otherwise to obligate or bind, TAJIMA, and DISTRIBUTOR shall not hold itself out as having the authority to do so. Neither party to this Agreement shall have any authority to employ any person on behalf of the other and DISTRIBUTOR shall, with respect to all persons employed by it, perform all obligations and discharge all liabilities imposed upon employers under law. The foregoing shall survive termination of this Agreement.

          16.2 DISTRIBUTOR shall not, and shall cause its employees not to, directly or indirectly, disclose or use at any time (either during or after the Term), other than provided hereunder, any confidential information or knowledge related directly or indirectly to the business of TAJIMA (or any of its affiliates).

          16.3 DISTRIBUTOR recognizes that TAJIMA's remedy at law for any breach or threatened breach of the provisions of Paragraphs 16.1 and 16.2 of this Agreement will be inadequate and, accordingly, DISTRIBUTOR agrees that in addition to such other rights and remedies that may be available to TAJIMA, in law or in equity, any court of competent jurisdiction may enjoin, without the necessity of requiring proof of actual damages or the posting of any bond or other security, any actual or threatened breach of the provisions of any of such paragraphs (whether during or after the Term of the Distributorship).

          16.4 Any notice required or intended to be given by either party hereto to the other, pursuant to this Agreement or any provision of law, shall be given by: (i) hand; (ii) by registered or certified mail, return receipt requested; (iii) overnight courier and acknowledged; or (iv) telecopier or facsimile, with confirmation. Notices shall be delivered to the addresses set forth above, and shall be effective upon day of delivery for (i) and (iv); one
(1) day after delivery by (iii); and within ten (10) days of delivery by (ii).

          16.5 No waiver by TAJIMA or DISTRIBUTOR of any of the terms, conditions, covenants or agreements of this Agreement, or non-compliance therewith, shall be binding unless in writing and signed by the party to be charged, and no such wavier shall be deemed or taken as a waiver at any time thereafter of the same of any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof.

          16.6 DISTRIBUTOR may not assign this Agreement or any rights or obligations of DISTRIBUTOR hereunder in whole or in part without the prior written consent of TAJIMA. In the event that DISTRIBUTOR ceases to do business or sells or assigns its business to another entity, this Agreement shall be terminated absent the prior written consent of TAJIMA.

          16.7(a) DISTRIBUTOR shall indemnify and hold harmless TAJIMA from and against any and all losses, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred or sustained by TAJIMA as a result of any breach or inaccuracy of any representation, warranty or covenant by DISTRIBUTOR.

              (b) TAJIMA shall indemnify and hold harmless DISTRIBUTOR from and against any and all losses, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred or sustained by DISTRIBUTOR as a result of any breach or inaccuracy of any representation, warranty or covenant by TAJIMA.

          16.8 TAJIMA may from time to time assign this Agreement or any or all of the rights or obligations under this Agreement to any one or more parent corporation(s) or other affiliates.

          16.9 Section headings are for the convenience of the parties and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Agreement.

          16.10 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement cancels and supersedes all previous agreements, written or oral. No covenants, representations or warranties other than those contained, incorporated or referred to herein have been made, given or received. No course of dealing should be, or be deemed, a waiver of any term or condition hereof. This Agreement may not be changed, modified or amended except in writing and signed by the parties to be charged.

          16.11 If any term or provision, or any portion thereof, of this Agreement, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          16.12 No party hereto shall be liable in any manner for failure or delay in the performance or fulfillment of all or any part of this Agreement where such failure or delay results directly or indirectly, from any cause beyond its reasonable control, including force majeure, war, warlike hostilities, sanctions, mobilizations, blockade, embargo, detention, revolution, riot, looting, strike, lockout, labor dispute, plague or other epidemics, fire, flood, act of government, laws or regulations, inability to obtain materials or supplies, or any other causes or circumstances beyond the reasonable control or such party.

          16.13 Should any of the dates set forth herein on which notice is required to be given or action taken by any party fall on a Saturday, Sunday or holiday either as recognized by Japan or the United States, then the date on which such notice required to be given or action taken shall be the next business day following such Saturday, Sunday or holiday.

          16.14 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall evidence the same agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such

          16.15 The parties hereto hereby agree that the United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

          16.16(a) All disputes which may arise between the parties hereto arising out of, in relation to or in connection with this Agreement or the breach hereof shall be finally settled by arbitration held in Japan pursuant to the rules of conciliation and arbitration of the Japan Commercial Arbitration Association. Any award resulting from such arbitration shall be final and binding upon the parties concerned, and judgment upon the award rendered may be entered in any court of competent jurisdiction or application may be made to such court for judicial acceptance of such award and an order of enforcement, as the case may be. This Agreement shall be governed, construed and enforced in accordance with the laws of Japan.

               (b) Notwithstanding the foregoing, if either party should attempt to have any dispute arising in connection with this Agreement resolved or determined in a court of law or equity or attempt to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity, and such dispute is ultimately determined to be arbitrable by such Court of law or equity, the arbitrator(s) shall include in their award an amount for the other party equal to all of that other party's costs, including actual attorney's fees, incurred in connection with such arbitrability determination.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        TAJIMA INDUSTRIES INC.


                        By: /s/Hitoshi Tajima
                        ---------------------
                        Hitoshi Tajima, President


                        TAJIMA USA, INC.


                        By:  /s/ Ron Krasnitz
                        ---------------------
                        Ron Krasnitz, President


                        TAJIMA AMERICA CORP.

                        By: /s/Kenji Tajima
                        -------------------
                        Kenji Tajima, President



                        HIRSCH INTERNATIONAL CORP.


                        By: /s/Henry Arnberg
                        --------------------
                        Henry Arnberg, Chairman

                                  SCHEDULE 1.1
                              PRODUCTS & TERRITORY

PRODUCTS manufactured by Tokai:

     Single Head Embroidery Machines:
          o   TFMX-C
          o   TEJT-C
          o   TEHX-C
          o   Updated versions of the foregoing models


     Large Embroidery Machines (12 head and greater):
          o   TFMX (C)
          o   TEHX (C)
          o   TFHX (C)
          o   TFGN(C)
          o   TFKN
          o   Updated versions of the foregoing models


     Special Embroidery Machines:
          o   TMCE
          o   TMLH (II)
          o   TLFD (II)
          o   Updated versions of the foregoing models


     Related Machinery:
          o   TLC-30
          o   TPM-20
          o   TUSh
          o   TS-l5M
          o   Updated versions of the foregoing models


PRODUCTS assembled by Tajima USA Inc.:

          o   TFHXII-C
          o   TFMXII-C
          o   Updated versions of the foregoing models

Territory

Alaska, Arizona, California, Hawaii, Idaho, Montana, Nevada, Oregon, Utah, Washington, and Wyoming.

                                  SCHEDULE 5.4
                                  MINIMUM SALES


   [CONFIDENTIAL TREATMENT REQUESTED. REDACTED MATERIAL FILED WITH SECURITIES
       AND EXCHANGE COMMISSION PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

                                  SCHEDULE 6.3
                                     PAYMENT


   [CONFIDENTIAL TREATMENT REQUESTED. REDACTED MATERIAL FILED WITH SECURITIES
       AND EXCHANGE COMMISSION PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

                                  SCHEDULE 11.1
                                   TRADEMARKS


TAJIMA, and TOKAI trademarks


USPTO Registration numbers:

1958802
1124221
2767877